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                                                                    EXHIBIT 5.1

                     [Hogan & Hartson L.L.P. Letterhead]



                                May 3rd, 2001


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549

Ladies and Gentlemen:

                  We are acting as special counsel to W Holding Company, Inc. a Puerto Rico corporation (the "Company"), in connection with its registration statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed public offering of up to 4,200,000 shares of the Company's common stock, par value $1.00 per share, all of which shares (the "Shares") are to be sold by the Company. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.


                  For purposes of this opinion letter, we have examined copies of the following documents:

                  1.       An executed copy of the Registration Statement.

                  2. The Certificate of Incorporation of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

                  3. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

                  4. Copies of the Amended and Restated Westernbank 1999 Nonqualified Stock Option Plan and the Amended and Restated Westernbank 1999 Qualified Stock Option Plan (collectively, the "Plans").

                  5. Resolutions of the Board of Directors of Westernbank Puerto Rico (the "Bank") adopted on December 18, 1998, as certified by the Secretary of the Bank on the date hereof as being complete, accurate and in effect, approving and adopting the Plans and related matters in connection therewith.

                  6. Resolutions of the shareholders of the Bank adopted on July 30, 1999 as certified by the Secretary of the Bank on the date hereof as being complete, accurate and in effect, approving the Plans and related matters in connection therewith.

                  7. Resolutions of the Board of Directors of the Company adopted as of November 30, 1999, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, assuming and amending the Plans and related matters in connection therewith.

                  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all

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documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                  This opinion letter is based as to matters of law solely on the Puerto Rico General Corporation Law of 1995. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations.

                  Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares to be issued pursuant to the terms of the Plan have been duly authorized and upon issuance thereof against payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable under the Puerto Rico General Corporation Law of 1995.

                  This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5.01 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                          Very truly yours,

                                          /s/ HOGAN & HARTSON L.L.P.
                                          --------------------------
                                          HOGAN & HARTSON L.L.P.